EXHIBIT 99.1


NEWS RELEASE
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                                        Monday, May 9, 2005

                     PRECISION OPTICS CORPORATION ANNOUNCES
                              THIRD QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the third quarter of fiscal year 2005 ended March 31, 2005.

Third Quarter Operating Results
-------------------------------
Revenues - For the quarter ended March 31, 2005, revenues were $326,272 compared to $313,698 for the same period last year, an increase of 4.0%. Revenues in the quarter decreased 17.9% from the preceding quarter ended December 31, 2004.

Net Loss - For the quarter ended March 31, 2005, net loss was $819,916, or $0.12 per share, an improvement of $197,396 in spite of nearly flat revenues, from the net loss of $1,017,312, or $0.58 per share, for the same period last year. Net loss included provisions for obsolete and slow moving inventories of $38,650 and $124,700 for the quarters ended March 31, 2005 and 2004, respectively. The weighted average common shares outstanding for the quarters ended March 31, 2005 and 2004 were 7,008,212 and 1,752,053, respectively.

Nine Months Operating Results
-----------------------------
Revenues - For the nine months ended March 31, 2005, revenues were $987,604 compared to $1,179,388 for the same period last year, a decrease of 16.3%.

Net Loss - For the nine months ended March 31, 2005, net loss was $2,574,253, or $0.39 per share, an improvement of $98,298 in spite of lower revenues, compared to the net loss of $2,672,551, or $1.53 per share, for the nine months ended March 31, 2004. Net loss included provisions for obsolete and slow-moving inventories of $187,650 and $308,800 for the nine months ended March 31, 2005 and 2004, respectively. The weighted average common shares outstanding for the nine months ended March 31, 2005 and 2004 were 6,662,916 and 1,752,053, respectively.

Cash Flow and Expenditures
--------------------------
For the quarter ended March 31, 2005, the Company's cash used in operating activities was $779,329, compared to $753,564 for the previous quarter ended December 31, 2004. The increase was due primarily to the lower revenues in the quarter ended March 31, 2005.

Capital equipment expenditures for the nine months ended March 31, 2005 were $28,813, down 9.4% from the same period in 2004. Future capital expenditures will depend on future sales and the success of ongoing research and development efforts.

For the quarter ended March 31, 2005, research and development expenses were $330,743, down 12.9% from $379,518 a year earlier. The decrease reflects a shift in certain resources to customer-sponsored development efforts in the quarter (the costs of which are included in cost of goods sold), resulting in initial shipments of new products to several customers. The level of future quarterly R&D expenses will ultimately depend on the Company's assessment of new product opportunities.

Customer Relationships
----------------------
During the quarter and nine months ended March 31, 2005, the Company's revenues included initial shipments to several new customers of optical lenses and instruments that utilize the Company's patent-pending micro-precision lensTM technology for applications that encompass a variety of innovative techniques involving minimally invasive surgery. The Company delivered prototypes to a new customer of specialized lens systems for use in an advanced night vision application and also provided thin film coatings to two other new customers for use in environmental monitoring and advanced laser instrumentation applications. These new initiatives accounted for approximately 15% of total Company revenues in each of the quarter and nine months ended March 31, 2005.

Outlook
-------
The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations, in particular, the development of a new prototype 2.7 mm endoscope, and new instruments utilizing the Company's new micro-precisionTM lens technology (patent pending) for endoscopes under 1 mm. The Company continues to explore potential applications of single-molecule technology and nanotechnology, as well as potential near-term applications of the Company's existing technologies in non-medical markets.

About Precision Optics
----------------------
Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems. The Company's medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending LENSLOCKTM technology, which we believe may result in lower cost, easier repairability and enhanced durability, as well as ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent-pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single-molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company's Internet Website is www.poci.com.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE THREE AND NINE MONTHS ENDED
                             MARCH 31, 2005 AND 2004
                                   (UNAUDITED)


                               Three Months            Nine Months
                              Ended March 31,         Ended March 31,
                            2005        2004         2005        2004
                         ---------  -----------  -----------  -----------
    REVENUES              $326,272     $313,698     $987,604   $1,179,388

    COST OF GOODS SOLD     369,232      467,178    1,298,187    1,514,966
                         ---------  -----------  -----------  -----------
      Gross Profit (Loss)  (42,960)    (153,480)    (310,583)    (335,578)

    RESEARCH and
     DEVELOPMENT           330,743      379,518      910,218      980,694

    SELLING, GENERAL and
     ADMINISTRATIVE
     EXPENSES              459,284      436,666    1,393,450    1,320,324

    PROVISION FOR
     RESTRUCTURING               -       52,208            -       52,208
                         ---------  -----------  -----------  -----------
      Total Operating
       Expenses            790,027      868,392    2,303,668    2,353,226

      Operating Loss      (832,987)  (1,021,872)  (2,614,251)  (2,688,804)


    INTEREST INCOME         13,071        4,560       39,998       16,302

    INTEREST EXPENSE             -            -            -          (49)
                         ---------  -----------  -----------  -----------
      Net Loss           $(819,916) $(1,017,312) $(2,574,253) $(2,672,551)
                         =========  ===========  ===========  ===========

    Basic and Diluted
     Loss Per Share         $(0.12)      $(0.58)      $(0.39)      $(1.53)
                         =========  ===========  ===========  ===========

    Weighted Average
     Common Shares
     Outstanding         7,008,212    1,752,053    6,662,916    1,752,053
                         ---------  -----------  -----------  -----------

             PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                       ASSETS

                                            March 31, 2005    June 30, 2004
                                            --------------    -------------
    CURRENT ASSETS
      Cash and Cash Equivalents               $3,037,921        $343,260
      Accounts Receivable, Net                   137,606          80,195
      Inventories                                798,228         917,998
      Prepaid Expenses                           101,975          80,646
      Deferred Financing Costs                         -         171,885
                                             -----------     -----------
      Total Current Assets                     4,075,730       1,593,984
                                             -----------     -----------
    PROPERTY AND EQUIPMENT                     4,228,648       4,199,835
      Less: Accumulated Depreciation          (4,048,133)     (3,920,593)
                                             -----------     -----------
            Net Property and Equipment           180,515         279,242
                                             -----------     -----------
    OTHER ASSETS                                 222,472         224,088
                                             -----------     -----------
    TOTAL ASSETS                              $4,478,717      $2,097,314
                                             ===========     ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

    TOTAL CURRENT LIABILITIES                   $515,015        $593,342
                                             -----------     -----------
    STOCKHOLDERS' EQUITY
      Common Stock, $.01 par value-
         Authorized -- 20,000,000 shares
         Issued and Outstanding - 7,008,212
         shares at March 31, 2005 and
         1,752,053 shares at June 30, 2004        70,082          17,521
    Additional Paid-in Capital                32,751,597      27,770,175
      Accumulated Deficit                    (28,857,977)    (26,283,724)
                                             -----------     -----------
            Total Stockholders' Equity         3,963,702       1,503,972
                                             -----------     -----------
    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                   $4,478,717      $2,097,314
                                             ===========     ===========


    Forward-looking statements contained in this news release, including those related to the Company's products under development and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, the uncertainty and timing of the successful development of the Company's new products; the risks associated with reliance on a few key customers; the Company's ability to maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company's ability to attract and retain personnel with the necessary scientific and technical skills; the timing and completion of significant orders; the timing and amount of the Company's research and development expenditures; the timing and level of market acceptance of customers' products for which the Company supplies components; performance of the Company's vendors; the ability of the Company to control costs associated with performance under fixed price contracts; the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004.

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